UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     Date of Report (Date of earliest event
                           reported): January 5, 2004


                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                       1-14164                 95-3518892
(State or other jurisdiction of    (Commission File          (I.R.S. Employer
      incorporation)                    Number)              Identification No.)


                       401 North Wabash Avenue, Suite 740
                                Chicago, IL 60611
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (312) 321-2299
              (Registrant's telephone number, including area code)

ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

The following information is being filed under "Item 5. Other Events and Regulation FD Disclosure."

         Hollinger International Inc. reported in a press release dated November 17, 2003 that Lord Black has agreed that during the pendency of the Company's Strategic Process, in his capacity as the majority stockholder of Hollinger Inc., he will not support a transaction involving ownership interests in Hollinger Inc. if such transaction would negatively affect the Company's ability to consummate a transaction resulting from the Strategic Process, unless any such transaction involving Hollinger Inc. meets certain limited conditions, and after reasonable prior notice to the Company. In response to questions received by shareholders, the Company wishes to provide the exact language of such agreement, which is as follows:

         "During the pendency of the Strategic Process, in his capacity as majority stockholder of Hollinger Inc., Lord Black will not support a transaction involving ownership interests in HLG [Hollinger Inc.] if such transaction would negatively affect the Company's ability to consummate a transaction resulting from the Strategic Process unless the HLG [Hollinger Inc.] transaction is necessary to enable HLG [Hollinger Inc.] to avoid a material default or involvency [sic]. In any such event, Lord Black shall give the Company as much advance notice as reasonably possible of any such proposed HLG [Hollinger Inc.] transaction."

         A copy of the agreement between Lord Black and Hollinger International Inc. containing the above language is filed as Exhibit 99.1 to this filing.

         On January 5, 2004, Hollinger International Inc. issued another press release regarding the above agreement that stated, among other things, "Hollinger International believes that the [agreement] it concluded with Lord Black on November 15, 2003 is fully binding and enforceable in accordance with its terms. The Company has granted Lord Black a two-week extension of time [from the date hereof] to make the initial installment of repayment due under the [same agreement] in connection with ongoing negotiations with him on a range of other issues. During the term of this extension, Lord Black has confirmed to the Company that he will not sell, directly or indirectly, any of his holdings in Hollinger Inc. or Hollinger International." A copy of this press release is filed as Exhibit 99.2 to this filing.


ITEM 7.           EXHIBITS.

(c)      The exhibits below are filed together with this filing on Form 8-K:

Exhibit 99.1 Agreement dated November 15, 2003 between Lord Black and Hollinger International Inc.

Exhibit 99.2      Press Release dated January 5, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   HOLLINGER INTERNATIONAL INC.
                                   (Registrant)

Date: January 5, 2004              BY:  /s/ Gordon A. Paris
                                        ---------------------------------------
                                        Gordon A. Paris
                                        President and Chief Executive Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER                  DESCRIPTION
--------------                  -----------

99.1 Agreement dated November 15, 2003 between Lord Black and Hollinger International Inc.

99.2              Press release dated January 5, 2004.